EXHIBIT 23.1

Millstream Acquisition Corporation
Wayne, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 5 to this Registration Statement of our report dated May 1, 2003, except for Note 2, as to which the date is July 25, 2003 relating to the financial statements of Millstream Acquisition Corporation (a corporation in the development stage), which is contained in that Prospectus.

We also consent to the reference to us under the Caption "Experts" in the Prospectus.

/s/  BDO SEIDMAN, LLP

BDO Seidman, LLP
Philadelphia, Pennsylvania

July 31, 2003